Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:

Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2019 First Quarter Financial Results

--Subscription Revenue Increased 40 Percent, Now Accounts for One-Quarter of Total Revenue--

SANTA BARBARA, Calif. – May 30, 2018– QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today reported financial results for the fiscal 2019 first quarter ended April 30, 2018.

Fiscal 2019 First Quarter Financial Highlights:

Total revenue for the fiscal 2019 first quarter increased 21 percent to $86.2 million, from $71.4 million for the fiscal 2018 first quarter. QAD adopted the new revenue recognition standard, ASC Topic 606, effective February 1, 2018. The adoption of the new standard resulted in an additional $3.2 million of revenue recognized versus what would have been recognized under the previous standard. Subscription revenue, which grew 40 percent year-over-year, increased to 25 percent of total revenue for the first quarter of fiscal 2019.

Additional fiscal 2019 first quarter financial highlights, versus the fiscal 2018 first quarter, include:

●	Subscription revenue of $21.5 million, compared with $15.3 million.
●	Subscription gross margin of 62 percent, a 12 percentage point increase from 50 percent.
●	License revenue of $6.3 million, compared with $5.3 million.
●

Professional services revenue of $26.9 million, compared with $18.9 million. $1.8 million in the fiscal 2019 first quarter related to additional revenue recognized in compliance with ASC Topic 606 versus the previous standard.

●	Maintenance and other revenue of $31.5 million, compared with $31.9 million.
●	GAAP pre-tax income of $2.6 million, versus a GAAP pre-tax loss of $2.0 million.
●	Non-GAAP pre-tax income of $4.6 million, versus $146,000.
●

GAAP net income of $1.4 million, or $0.07 per diluted Class A share and $0.06 per diluted Class B share, compared with a GAAP net loss of $2.6 million, or $0.14 per Class A share and $0.12 per Class B share.

“As we continue to add new cloud customers and expand within our existing base, our subscription revenue grew 40 percent and now accounts for one-quarter of total revenue,” said Karl Lopker, Chief Executive Officer. “Our outlook for the remainder of the year remains positive as we drive innovation through our offerings, and our customers continue to benefit from a positive manufacturing economy.”

QAD’s cash and equivalents balance was $144.4 million at April 30, 2018, compared with $147.0 million at January 31, 2018. Cash provided by operations was $3.8 million for the fiscal 2019 first quarter, compared with $7.9 million for same period last year.

Fiscal 2019 First Quarter Operational Highlights:

●	Received orders from 22 customers representing more than $500,000 each in combined license, subscription, maintenance and professional services billings, including eight orders exceeding $1 million;
●

Received license or cloud orders from companies across QAD’s six vertical markets, including: Accelerate Diagnostics Inc., Formfactor, Inc., Freedom Foods, Furukawa Electric Co. Ltd., Johnson Controls, Lemo SA, MiMedx Group Inc., Minth Group Limited, Oerlemans Foods, Panasonic Corporation, Samvardhana Motherson, SEMILAB Zrt., Sonoco Products Company, and Steel Partners Holdings L.P.;

●

Held QAD’s Explore customer conference in Dallas, May 7-10. The conference focused on the exponential pace of change in manufacturing and QAD’s flexible solutions to meet the challenges facing global manufacturers; and

●	At Explore, announced the general availability of QAD’s Channel Islands User Experience, which improves the usability and efficiency of the company’s ERP products.

Business Outlook

For the fiscal 2019 second quarter, QAD expects:

●	Total revenue of $82 to $83 million, including approximately $21.8 to $22.3 million of subscription revenue.
●	GAAP pre-tax loss of $1.5 to $2.0 million.
●	Non-GAAP pre-tax income of approximately $1.3 to $2.0 million.

For the fiscal 2019 full year, QAD expects:

●	Total revenue of $328 to $332 million, including $90 to $92 million of subscription revenue.
●	GAAP pre-tax income of breakeven to $3 million.
●	Non-GAAP pre-tax income of $11 to $15 million.

The following is a forward-looking reconciliation of GAAP pre-tax income to non-GAAP pre-tax income for the fiscal 2019 second quarter and full year:

QAD Inc.
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance Measures
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	July 31, 2018		January 31, 2019
	Low	High	Low	High
Non-GAAP pre-tax income reconciliation

GAAP income before income taxes	$(2,000)	(1,500)	$-	3,000
Add back
Stock-based compensation expense	3,300	3,500	10,900	11,900
Change in fair value of interest rate swap	-	-	-	-
Non-GAAP income before income taxes	$1,300	$2,000	$10,900	$14,900

Estimated income tax expense on GAAP earnings	$600	$700	$3,000	$3,500

Weighted average basic shares outstanding
Class A	16,000	16,400	16,200	16,600
Class B	3,200	3,300	3,200	3,300

Weighted average diluted shares outstanding
Class A	17,800	18,200	17,900	18,300
Class B	3,400	3,500	3,400	3,500

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2019 First Quarter Financial Results Conference Call

When: Wednesday, May 30, 2018

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 800-230-1059 (domestic); 612-234-9960 (international)

Replay: Accessible through midnight June 6, 2018; 800-475-6701(domestic); 320-365-3844 (international); passcode 448106

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins, non-GAAP pre-tax income and estimated income tax expense on GAAP earnings in this press release for the fiscal 2019 first quarter. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

●	Estimated income tax expense on GAAP earnings - Defined as GAAP total tax expense excluding changes in reserves for unrecognized tax benefits.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology, customer relationships, trade names and other intangible assets, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

About QAD – The Effective Enterprise

QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB) is a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies. QAD Cloud ERP for manufacturing supports operational requirements in the areas of financials, customer management, supply chain, manufacturing, service and support, analytics, business process management and integration. QAD’s portfolio includes related solutions for quality management software, supply chain management software, transportation and global trade management software and B2B interoperability. Since 1979, QAD solutions have enabled customers in the automotive, consumer products, food and beverage, high tech, industrial manufacturing and life sciences industries to better align operations with their strategic goals to become Effective Enterprises.

To learn more, visit www.qad.com or call +1 805-566-6000.

"QAD" is a registered trademark of QAD Inc.  All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company's current expectations.  Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.  For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2018	2017
Revenue:
Subscription	$21,511	$15,343
License	6,266	5,265
Maintenance and other	31,483	31,906
Professional services	26,930	18,868
Total revenue	86,190	71,382
Cost of revenue:
Subscription	8,228	7,720
License	664	685
Maintenance and other	7,865	7,694
Professional services	24,310	18,767
Total cost of revenue	41,067	34,866
Gross profit	45,123	36,516
Operating expenses:
Sales and marketing	19,946	17,587
Research and development	14,006	11,532
General and administrative	9,362	8,593
Amortization of intangibles from acquisitions	0	163
Total operating expenses	43,314	37,875
Operating income (loss)	1,809	(1,359)
Other (income) expense:
Interest income	(524)	(168)
Interest expense	157	156
Other (income) expense, net	(404)	604
Total other (income) expense, net	(771)	592
Income (loss) before income taxes	2,580	(1,951)
Income tax expense	1,183	620
Net income (loss)	$1,397	$(2,571)

Net income (loss)	$1,397	$(2,571)
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(510)	640
Total comprehensive income (loss)	$887	$(1,931)

Diluted income (loss) per share
Class A	$0.07	$(0.14)
Class B	$0.06	$(0.12)

Diluted Weighted Shares
Class A	17,826	15,809
Class B	3,414	3,210

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	April 30,	January 31,
	2018	2018
Assets
Current assets:
Cash and equivalents	$144,389	$147,023
Accounts receivable, net	56,910	83,518
Other current assets	23,538	15,856
Total current assets	224,837	246,397

Property and equipment, net	30,184	30,408
Capitalized software costs, net	1,050	990
Goodwill	10,974	11,023
Long-term deferred tax assets, net	13,057	7,944
Other assets, net	11,146	3,055

Total assets	$291,248	$299,817

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$471	$466
Accounts payable and other current liabilities	44,022	58,278
Deferred revenue	103,369	116,693
Total current liabilities	147,862	175,437

Long-term debt	13,194	13,313
Other liabilities	4,883	5,439

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	196,058	200,456
Treasury stock	(10,035)	(12,461)
Accumulated deficit	(53,396)	(75,559)
Accumulated other comprehensive loss	(7,338)	(6,828)
Total stockholders' equity	125,309	105,628

Total liabilities and stockholders' equity	$291,248	$299,817

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	April 30,
	2018	2017

Net cash provided by operating activities	$3,785	$7,882

Cash flows from investing activities:
Purchase of property and equipment	(1,093)	(652)
Capitalized software costs	(179)	(143)
Net cash used in investing activities	(1,272)	(795)

Cash flows from financing activities:
Repayments of debt	(117)	(129)
Tax payments related to stock awards	(4,078)	(170)
Net cash used in financing activities	(4,195)	(299)

Effect of exchange rates on cash and equivalents	(952)	1,478
Net (decrease) increase in cash and equivalents	(2,634)	8,266
Cash and equivalents at beginning of period	147,023	145,082
Cash and equivalents at end of period	$144,389	$153,348

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2018	2017

Total revenue	$86,190	$71,382

Net income (loss)	1,397	(2,571)
Add back:
Net interest income	(367)	(12)
Depreciation	1,200	1,104
Amortization	159	416
Income tax expense	1,183	620
EBITDA	$3,572	$(443)
Add back:
Stock-based compensation expense	2,106	1,768
Change in fair value of interest rate swap	(117)	(13)
Adjusted EBITDA	$5,561	$1,312
Adjusted EBITDA margin	6%	2%

Non-GAAP pre-tax income reconciliation

Income (loss) before income taxes	$2,580	$(1,951)
Add back
Stock-based compensation expense	2,106	1,768
Amortization of purchased intangible assets	-	342
Change in fair value of interest rate swap	(117)	(13)
Non-GAAP income before income taxes	$4,569	$146

Estimated income tax expense on GAAP earnings	$1,112	$648